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   As filed with the Securities and Exchange Commission on September 24, 2001
                                                      Registration No. 333-69294

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                                VECTOR GROUP LTD.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              65-0949535
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                             100 S.E. SECOND STREET
                              MIAMI, FLORIDA 33131
                                 (305) 579-8000
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                RICHARD J. LAMPEN
                            EXECUTIVE VICE PRESIDENT
                                VECTOR GROUP LTD.
                             100 S.E. SECOND STREET
                              MIAMI, FLORIDA 33131
                                 (305) 579-8000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                         -------------------------------

                                   COPIES TO:
                             MARK J. MIHANOVIC, ESQ.
                             MCDERMOTT, WILL & EMERY
                       2049 CENTURY PARK EAST, 34TH FLOOR
                              LOS ANGELES, CA 90067
                                 (310) 277-4110

                          -------------------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE

================================================ ==================== ===================== ===================== =================
                                                                            PROPOSED
              TITLE OF EACH CLASS                                       MAXIMUM OFFERING
               OF SECURITIES TO                     AMOUNT TO BE             PRICE           AGGREGATE OFFERING       AMOUNT OF
                 BE REGISTERED                       REGISTERED           PER SECURITY             PRICE           REGISTRATION FEE
------------------------------------------------ -------------------- --------------------- --------------------- -----------------
$172,500,000 6 1/4%  Convertible Subordinated                                                                            $43,125(2)
   Notes due July 15, 2008.....................    $ 172,500,000(1)           100%               $ 172,500,000
------------------------------------------------ -------------------- --------------------- --------------------- -----------------
Common Stock, $.10 par value...................        5,013,077(3)                                                           --(4)
================================================ ==================== ===================== ===================== =================

(1) Represents the aggregate principal amount of the notes issued by the registrant.
(2) The Registration Fee was previously paid by the registrant in connection with the initial filing of the Registration Statement on September 12, 2001.
(3) Represents 5,013,077 shares of common stock issuable upon conversion of the notes at a conversion price of $34.41 per share of common stock. The initial conversion price of $36.531 per share of common stock was adjusted to reflect a cash dividend of $0.40 per share and a 5% stock dividend declared by the registrant on September 12, 2001. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
(4) Pursuant to Rule 457(i), no additional filing fee is payable with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


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                                EXPLANATORY NOTE

         This Amendment No. 1 to the Registration Statement (No. 333-69294) on Form S-3 of Vector Group Ltd. is being filed for the sole purpose of setting forth the expenses payable by the Registrant in connection with this offering.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The aggregate estimated (other than the registration fee) expenses to be paid by us in connection with this offering are as follows:

              Securities and Exchange Commission registration fee......................              $ 43,125
              Trustee's fees and expenses..............................................                 9,000
              Accounting fees and expenses.............................................                15,000
              Legal fees and expenses..................................................                35,000
              Miscellaneous............................................................                 7,875
                                                                                                     --------

                    Total..............................................................              $110,000
                                                                                                     ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of our By-Laws provides for indemnification of our directors and officers to the maximum extent permitted by law.

         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director (i) breaches his duly of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock repurchase in violation of the Delaware General Corporation Law or (iv) obtains an improper personal benefit. Article Eighth of our Amended and Restated Certificate of Incorporation includes a provision which eliminates directors' personal liability to the full extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended.

ITEM 16. EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

      EXHIBIT
      NUMBER          EXHIBIT TITLE
      -------         ----------------------------------------------------------

      3.1 Amended and Restated Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 in Vector's Form 10-Q for the quarter ended September 30,
                      1999).

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      3.2             Certificate of Amendment to the Amended and Restated
                      Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 in Vector's Form 8-K dated May 24, 2000).

      3.3             Bylaws of Vector (incorporated by reference to Exhibit
                      3.2. in Vector's Form 10-Q for the quarter ended June 30,
                      2000).

      5               Opinion of McDermott, Will & Emery.*

      10.1 Indenture, dated as of July 5, 2001, between Vector and U.S. Bank Trust National Association (incorporated by reference to Exhibit 10.1 in Vector's Form 8-K dated July 4, 2001).

      10.2 Registration Rights Agreement, dated as of July 5, 2001, between Vector and the Initial Purchaser set forth therein (incorporated by reference to Exhibit 10.1 in Vector's Form 8-K dated July 5, 2001).

      12              Computation of Ratio of Earnings to Fixed Charges.*

      23.1 Consent of PricewaterhouseCoopers LLP, independent public accountants.*

      23.2            Consent of McDermott, Will & Emery (included in Exhibit
                      5).*

      24              Power of Attorney (included on signature page).*

      25 Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.*

      -------------------
      *  Previously filed.

ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act,

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a Fundamental Change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement,

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that clauses (a) and (b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on September 21, 2001.

                                        VECTOR GROUP LTD.

                                        By:  /s/ Richard J. Lampen
                                             -----------------------------------
                                             Richard J. Lampen
                                             Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 21, 2001.

              *
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Bennett S. LeBow                    Chairman of the Board of Directors and Chief
                                    Executive Officer)

              *
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Joselynn D. Van Siclen              Vice President, Chief Financial
                                    Officer and Treasurer (Principal
                                    Financial Officer and Principal
                                    Accounting Officer)

              *
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Robert J. Eide                      Director

              *
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Howard M. Lorber                    Director

              *
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Jeffrey S. Podell                   Director

              *
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Jean E. Sharpe                      Director


*By:  /s/ Richard J. Lampen
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         Richard J. Lampen
         Attorney-in-Fact


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